Exhibit 10.10
EIGHTH AMENDMENT TO
COMMON TERMS AGREEMENT

This Eighth Amendment, dated as of November 16, 2021 (the “Eighth Amendment”), amends the Amended and Restated Common Terms Agreement, dated as of May 22, 2018 (as amended by the First Amendment, dated as of November 28, 2018, the Second Amendment, dated as of August 30, 2019, the Third Amendment, dated as of November 8, 2019, the Fourth Amendment, dated as of November 26, 2019, the Fifth Amendment, dated as of November 16, 2020, the Sixth Amendment, dated as of April 1, 2021, the Seventh Amendment, dated as of October 8, 2021 and as further amended, amended and restated, modified or supplemented from time to time, the “Common Terms Agreement”), by and among Cheniere Corpus Christi Holdings, LLC (the “Borrower”), Corpus Christi Liquefaction, LLC, Cheniere Corpus Christi Pipeline, L.P. and Corpus Christi Pipeline GP, LLC (the “Guarantors” and, together with the Borrower, the “Loan Parties”), Société Générale as the Term Loan Facility Agent, The Bank of Nova Scotia as the Working Capital Facility Agent, each other Facility Agent on behalf of its respective Facility Lenders, and Société Générale as the Intercreditor Agent. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Common Terms Agreement.

WHEREAS, the Loan Parties wish to enter into this Eighth Amendment to the Common Terms Agreement in order to revise the mechanism for determining an alternative benchmark interest rate to be applied across each Facility Agreement currently in effect and using LIBOR as the benchmark interest rate from the current “amendment approach” to the “hardwired approach” for LIBOR replacement; and

WHEREAS, the Intercreditor Agent is executing this amendment as set forth herein pursuant to Section 23.16 (Amendments) of the Common Terms Agreement, Section 10.01 (Decisions; Amendments, Etc.) of the Term Loan Facility Agreement, Section 11.01 (Decisions; Amendments, Etc.) of the Working Capital Facility Agreement, Section 3 (Voting and Decision Making) and Section 4 (Modifications; Instructions; Other Relationships) of the Intercreditor Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and subject to the terms and conditions herein set forth, the parties hereto agree as follows:

Section 1. Amendments to Common Terms Agreement. The Borrower, the Guarantors and the Intercreditor Agent each agree that the Common Terms Agreement is hereby amended by:

(a) amending and restating Section 23.25 in its entirety (Effect of Benchmark Transition Event) to read as follows:

Notwithstanding anything to the contrary herein or in any other Facility Agreement:

(a)      Replacing LIBOR

On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-month, 3-month, 6-month and 12-month LIBOR tenor settings. On the earlier of (i) the date that all Available Tenors of LIBOR have either permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative and (ii) the Early Opt-in Effective Date, if the then-current Benchmark is LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Facility Agreement in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Facility Agreement. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.

(b)    Replacing Future Benchmarks

Upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Facility Agreement in respect of any Benchmark setting at or after 5:00 p.m., New York City time, on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any Facility Agreement so long as the Intercreditor Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Intercreditor Parties. At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrower may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrower’s receipt of notice from the Intercreditor Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans (as defined in the applicable Facility Agreement). During the period referenced in the foregoing sentence, the component of Base Rate based upon the Benchmark will not be used in any determination of Base Rate.

(c)     Benchmark Replacement Conforming Changes

In connection with the implementation and administration of a Benchmark Replacement, the Intercreditor Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Facility Agreement, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(d)     Notices; Standards for Decisions and Determinations

The Intercreditor Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Intercreditor Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 23.25, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 23.25.

        (e)     Unavailability of Tenor of Benchmark

At any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or LIBOR), then the Intercreditor Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (ii) the Intercreditor Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.

(f)    Facility Agreements

The provisions of this Section 23.25 shall apply to all Facility Agreements and to the extent any provisions of this Section 23.25 and the definitions used herein are inconsistent with any provision of such Facility Agreements, the provisions of this Section 23.25 shall be controlling.

(g)    Certain Definitions

As used in this Section 23.25:

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of a Relevant Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

“Benchmark” means, initially, LIBOR; provided that if a replacement of the Benchmark has occurred pursuant to Section 23.25, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” means, for any Available Tenor:

(1) For purposes of Section 23.25(a) (Replacing LIBOR), the first alternative set forth below that can be determined by the Intercreditor Agent:

(a) the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration and 0.71513% (71.513 basis points) for an Available Tenor of twelve-months’ duration, or

(b) the sum of: (i) Daily Simple SOFR and (ii) the spread adjustment selected or recommended by the Relevant Governmental Body for the replacement of the tenor of LIBOR with a SOFR-based rate having approximately the same length as the interest payment period specified in Section 23.25; and

(2)    For purposes of Section 23.25(b) (Replacing Future Benchmarks), the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by Intercreditor Agent in consultation with the Borrower as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time;

provided that, if the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Financing Documents.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Intercreditor Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Intercreditor Agent in a manner substantially consistent with market practice (or, if the Intercreditor Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Intercreditor Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Intercreditor Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Facility Agreements).

“Benchmark Transition Event” means means, with respect to any then-current Benchmark other than LIBOR, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Intercreditor Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that, if the Intercreditor Agent decides that any such convention is not administratively feasible for the Intercreditor Agent, then the Intercreditor Agent may establish another convention in its reasonable discretion

“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Intercreditor Agent has not received, by 5:00 p.m., New York City time, on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Intercreditor Parties.

“Early Opt-in Election” means the occurrence of:

(1) a notification by the Intercreditor Agent to (or the request by the Borrower to the Intercreditor Agent to notify) the Borrower and each Facility Agent that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(2)     the joint election by the Intercreditor Agent and the Borrower to trigger a fallback from LIBOR and the provision by the Intercreditor Agent of written notice of such election to the Lenders.

“Floor” means zero (0).

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“SOFR” means a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time).

“Term SOFR” means, for the applicable corresponding tenor, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

Section 3. Effectiveness. This Eighth Amendment shall be effective upon (a) the receipt by the Intercreditor Agent of executed counterparts of this Eighth Amendment by the Borrower and each Guarantor and (b) the execution of this Eighth Amendment by the Intercreditor Agent.

Section 4. Finance Document. This Eighth Amendment constitutes a Finance Document as such term is defined in, and for purposes of, the Common Terms Agreement.

Section 5. GOVERNING LAW. THIS EIGHTH AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

Section 6. Headings. All headings in this Eighth Amendment are included only for convenience and ease of reference and shall not be considered in the construction and interpretation of any provision hereof.

Section 7. Binding Nature and Benefit. This Eighth Amendment shall be binding upon and inure to the benefit of each party hereto and their respective successors and permitted transfers and assigns.

Section 8. Counterparts. This Eighth Amendment may be executed, manually or electronically, in multiple counterparts, each of which shall be deemed an original for all purposes, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Eighth Amendment by facsimile or in electronic document format (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Eighth Amendment.

Section 9. No Modifications; No Other Matters. Except as expressly provided for herein, the terms and conditions of the Common Terms Agreement shall continue unchanged and shall remain in full force and effect. Each amendment granted herein shall apply solely to the matters set forth herein and such amendment shall not be deemed or construed as an amendment of any other matters, nor shall such amendment apply to any other matters.

Section 10. Electronic Execution of Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Eighth Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and

National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Eighth Amendment to the Common Terms Agreement to be duly executed and delivered as of the day and year first above written.

CHENIERE CORPUS CHRISTI HOLDINGS, LLC, as the Borrower

By:	/s/ Lisa C. Cohen
	Name:	Lisa C. Cohen
	Title:	Treasurer

CORPUS CHRISTI LIQUEFACTION, LLC, as Guarantor

By:	/s/ Lisa C. Cohen
	Name:	Lisa C. Cohen
	Title:	Treasurer

CHENIERE CORPUS CHRISTI PIPELINE, L.P., as Guarantor

By:	/s/ Lisa C. Cohen
	Name:	Lisa C. Cohen
	Title:	Treasurer

CORPUS CHRISTI PIPELINE GP, LLC, as Guarantor

By:	/s/ Lisa C. Cohen
	Name:	Lisa C. Cohen
	Title:	Treasurer

SIGNATURE PAGE TO EIGHTH AMENDMENT TO CCH A&R COMMON TERMS AGREEMENT

IN WITNESS WHEREOF, the parties have caused this Eighth Amendment to the Common Terms Agreement to be duly executed and delivered as of the day and year first above written.

SOCIÉTÉ GÉNÉRALE, as Intercreditor Agent on behalf of itself, each Facility Agent and the Requisite Intercreditor Parties
By:	/s/ Valerie Colville
Name:	Valerie Colville
Title:	Director
SIGNATURE PAGE TO EIGHTH AMENDMENT TO CCH A&R COMMON TERMS AGREEMENT